                                                                    EXHIBIT 21.1


                     LENNOX INTERNATIONAL INC. SUBSIDIARIES
                               AS OF MARCH 3, 1999
                                     PAGE 1

                                                                                      NO. OF SHARES         LOCATION OF SUBSTANTIAL
NAME                                               OWNERSHIP   JURISDICTION OF INC.   OUTSTANDING               OPERATING ASSETS
----                                               ---------   --------------------   -------------         -----------------------
Lennox Industries Inc.                               100%      Iowa                   994,394 Common             United States
         SEE ATTACHED CHART

Heatcraft Inc.                                       100%      Mississippi            20 Common                  United States
         Frigus-Bohn S.A. de C.V.                     50%      Mexico                                            Mexico
                  LGL de Mexico, S.A. de C.V.          1%      Mexico                 50,000 Common              Mexico
         Lennox Participacoes Ltda.                    1%      Brazil
                  Frigo-Bohn do Brasil Ltda.          99%      Brazil

Armstrong Air Conditioning Inc.                      100%      Ohio                   1,030 Common               United States

         Jensen-Klich Supply Co.                     100%      Nebraska               1,750 Common               United States
         Armstrong Distributors Inc.                 100%      Delaware               1,000 Common               United States

Lennox Global Ltd.                                   100%      Delaware               1,000 Common               United States
         SEE ATTACHED CHART

Lennox Commercial Realty Inc.                        100%      Iowa                   10 Common                  United States

Heatcraft Technologies Inc.                          100%      Delaware               1,000 Common               United States
         Lennox Industries                             1%      United Kingdom         300,00 Cum. Preference     United Kingdom
                                                                                      13,900 Ordinary
         Strong LGL Colombia Ltda.                    50%      Colombia               10,000                     Colombia
         Alliance Compressor Partnership            24.5%

                     LENNOX INTERNATIONAL INC. SUBSIDIARIES
                               AS OF MARCH 3, 1999
                                     PAGE 2

                                                                                      NO. OF SHARES         LOCATION OF SUBSTANTIAL
NAME                                               OWNERSHIP   JURISDICTION OF INC.   OUTSTANDING               OPERATING ASSETS
----                                               ---------   --------------------   -------------         -----------------------
Lennox Industries Inc.

Lennox Industries (Canada) Ltd.                      100%      Canada                 5,250 Pref.                Canada
         SEE ATTACHED CHART                                                           35,031 Common

Lennox Industries SW Inc.                            100%      Iowa                   1,000 Common               N/A

Hearth Products Inc.                                 100%      Delaware               1,000 Common               United States
         Superior Fireplace Company                  100%      Delaware               1,000 Common               United States
         Marco Mfg., Inc. Marcomp                    100%      California                                        United States
         Pyro Industries, Inc.                       100%      Washington                                        United States
         SecuriteCheminees International Ltee        100%      Canada                                            Canada
          -Security Chimneys International USA Ltd.  100%                                                        United States
          -Cheminees Securite SARL                   100%      France                                            France

Products Acceptance Corporation                      100%      Iowa                   3,500 Common               N/A

Lennox Manufacturing Inc.                            100%      Delaware               1,000 Common               United States

LXR Acquisition Inc.                                 100%      Delaware               1,000 Common               United States

                     LENNOX INTERNATIONAL INC. SUBSIDIARIES
                               AS OF MARCH 3, 1999
                                     PAGE 3


Lennox Industries (Canada) Ltd.

The following are all in Canada and are all owned 100% by Lennox Industries (Canada) unless otherwise noted:

         A+ Heating and Air Conditioning
         1054413 Ontario Inc.
                  Cronin-Emery Mechanical Ltd.
                  C-E-V Heating-Cooling Service Ltd.
         Tri-Energy Heating Ltd.
         Tomahdia Associates Inc.
         Overland Plumbing & Heating
                  Accent Heating & Cooling Services, Inc.
                  Lexington Electric Ltd.
         1069395 Ontario Ltd.
         1068312 Ontario Ltd.
         K&M Combustion Services Limited
         Peel Gas Services Limited
         Peel Heating & Air Conditioning Ltd.
                  Peel Duct Cleaning Services Ltd. (Inactive)
         1057664 Ontario Inc.
         Bering Inc.
         Bering Refrigeration Ltd.
         Kimian Mechanical Corp.
                  Mersey Gas Services Limited
         Goldberg Heating Ltd.
         MKG Precision Mechanical Inc.
         1149530 Ontario Inc.
                  Debruyn Enterprises Ltd.
         The Home Environment Centre Ltd.
         Francis H.E.C. Protection Services Ltd.
         Home Environment Appliance Technologies Distribution Limited Fahrhall Mechanical Contractors Limited
         510799 Ontario Ltd. (dba Campeau Heating)
         M&T Heating Company Limited
         Bryant Heating & Cooling Company - 90%
         413899 Ontario Limited (Limcan Heating & Air Conditioning Sales)
         M. & L. Development Limited
                  Foster Air Conditioning Company, Limited - 50%
         DAC Holdings Limited
                  Foster Air Conditioning Company, Limited - 50%
         Roy Inch & Sons Limited
         McRae Heating & Air Conditioning Limited

                     LENNOX INTERNATIONAL INC. SUBSIDIARIES
                               AS OF MARCH 3, 1999
                                     PAGE 4


                                                                                      NO. OF SHARES         LOCATION OF SUBSTANTIAL
NAME                                               OWNERSHIP   JURISDICTION OF INC.   OUTSTANDING               OPERATING ASSETS
----                                               ---------   --------------------   -------------         -----------------------
Lennox Global Ltd.

Lennox Australia Pty. Ltd.                          100%       Australia             1,575,000 Com/Cl.A         Australia
                                                                                      1,575,000 Com/Cl.B

LGL Asia-Pacific Pte. Ltd.                          100%       Rep. of Singapore      2 Ordinary                Singapore

Fairco S.A.                                          50%       Argentina                                        Argentina

LGL Europe Holding Co.                              100%       Delaware               1,000 Common              N/A
         SEE ATTACHED CHART

LGL (Australia) Pty. Ltd.                           100%       Australia                                        Australia

UK Industries Inc.                                  100%       Delaware               1,000 Common              N/A

LGL de Mexico, S.A. de C.V.                          99%       Mexico                 50,000 Common             Mexico

Lennox Participacoes Ltda.                           99%       Brazil

Frigo-Bohn do Brasil Ltda.                            1%       Brazil                                           Brazil
         McQuay do Brasil                            79%       Brazil                                           Brazil
                  SIWA S.A.                         100%       Uruguay                                          Uruguay

Str. LGL Dominicana S.A.                            100%       Dominican Republic

Strong LGL Colombia Ltda.                            50%       Colombia

LGL Belgium S.P.R.L.                                 .4%       Belgium                1 Common                  Belgium

LGL Refrigeration Pty. Ltd.                         100%       Australia                                        Australia

LGL (Thailand) Ltd.                                 100%       Thailand                                         Thailand

                     LENNOX INTERNATIONAL INC. SUBSIDIARIES
                               AS OF MARCH 3, 1999
                                     PAGE 5

                                                                                      NO. OF SHARES      LOCATION OF SUBSTANTIAL
NAME                                               OWNERSHIP   JURISDICTION OF INC.   OUTSTANDING            OPERATING ASSETS
----                                               ---------   --------------------   -------------      -----------------------
LGL Europe Holding Co.

-LGL Holland B.V.                                    100%      Holland                                         Holland

   -Ets. Brancher S.A.                                70%      France                                          France
      -Frinotec S.A.                               99.68%      France                                          France
      -LGL France                                    100%      France                                          France
      -Herac Ltd.                                    100%      United Kingdom                                  N/A
      -Friga-Coil S.R.O                               50%      Czech Republic                                  Czech Republic

   -LGL Netherlands B.V.                             100%      Netherlands                                     Netherlands
      -LGL Germany GmbH                              100%      Germany               500 Common                Germany
         -Friga-Bohn Warmeaustauscher GmbH           100%      Germany
         -Hyfra Ind. GmbH                           99.9%      Germany                                         Germany
         -Ruhaak                                     100%      Germany                                         Germany
         -Refac Nord GmbH                            100%      Germany                                         Germany
             -Refac West                             100%      Germany                                         Germany
      -Lennox Global Spain S.L.                      100%      Spain
         -ERSA                                      90.1%      Spain
             -Aldo Marine                             70%      Spain
         -Lennox Refac, S.A.                         100%      Spain
             -Redi sur Andalucia                      70%      Spain                                           Spain
             -RefacPortugal Lda.                      50%      Portugal                                        Portugal
      -LGL Belgium S.P.R.L.                         99.6%      Belgium                249 Common               Belgium
      -Refac B.V.                                    100%      Netherlands                                     Netherlands
          -Refac N.V                                 100%      Belgium                                         Belgium
          -Refac Kalte-Klima Technik
           Vertriebs GmbH                             50%
      -HCF Lennox Ltd.                               100%      United Kingdom         100 Ordinary             United Kingdom
          -Lennox Industries                          99%      United Kingdom         300,000 Cum.Preference   United Kingdom
                                                                                      13,900 Ordinary
             -Environheat Limited                    100%      United Kingdom         32,765 Ordinary          N/A
      -West S.R.L.                                   100%      Italy                                           Italy

-Janka Radotin a.s.                                  100%      Czech Republic                                  Czech Republic
   -Friga Coil S.R.O.                                 50%      Czech Republic                                  Czech Republic